Exhibit 10.3

FORM OF
PERFORMANCE STOCK UNIT GRANT NOTICE
UNDER THE
COREPOINT LODGING INC.
2018 OMNIBUS INCENTIVE PLAN

CorePoint Lodging Inc. (the “Company”), pursuant to its 2018 Omnibus Incentive Plan (the “Plan”), hereby grants to the Participant set forth below the number of Performance Stock Units, which are Restricted Stock Units that are subject to the performance vesting conditions described herein (“Performance Stock Units” or “PSUs”), set forth below.  The Performance Stock Units are subject to all of the terms and conditions as set forth herein, in the Performance Stock Unit Agreement (attached hereto) (the “Agreement”), and in the Plan, all of which are incorporated herein in their entirety.  Capitalized terms not otherwise defined herein shall have the meaning set forth in the Plan.

Participant:	[Insert Participant Name]
Date of Grant:	[Date]

Number of

Performance Stock Units:	[Number of PSUs], consisting of:
[•] Tranche I PSUs (“Tranche I PSUs”);[1] and
[•] Tranche II PSUs (“Tranche II PSUs”)[2]
Vesting:	The PSUs will become earned (“Earned PSUs”) based on achievement of the applicable Performance Condition with respect to the applicable Performance Period, in each case, as set forth below.
Performance Period

Tranche	Performance Period
Tranche I PSUs	50% of the Tranche I PSUs: Grant Date to Second Anniversary of Grant Date; 50% of the Tranche I PSUs: Grant Date to Third Anniversary of Grant Date
Tranche II PSUs	50% of the Tranche II PSUs: Grant Date to Second Anniversary of Grant Date; 50% of the Tranche II PSUs: Grant Date to Third Anniversary of Grant Date

[1]	50% of Number of Performance Stock Units.
[2]	50% of Number of Performance Stock Units.

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Performance Conditions

The number of PSUs in each tranche that become Earned PSUs shall be based on the achievement of the Performance Conditions set forth below applicable to such tranche, with the number of PSUs earned in respect of such tranche equal to the (x) the target number of PSUs in such tranche multiplied by (y) the applicable percentage of the tranche earned for such tranche (calculated as set forth below, rounded up to the nearest whole unit).

Tranche I PSUs.  Tranche I PSUs shall become Earned PSUs based on the percentile rank of the Company’s total shareholder relative to the comparison group of companies outlined below (each, a “Peer Company” and such percentile rank, “Relative TSR”).  Each Peer Company’s total shareholder return (“TSR”) will be measured over the applicable Performance Period using the following equation:

“Start Price” means the average closing stock price over the twenty (20) trading days ending on the first day of the applicable Performance Period.  “Adjusted End Price” means the average closing stock price of the twenty (20) trading days ending on the last day of the applicable Performance Period.  Dividends are assumed to be reinvested in additional shares of the issuing entity’s stock as of the ex-dividend date.

At the end of the applicable Performance Period, the TSR of each Peer Company (excluding the Company) will be ranked from highest to lowest, with the Peer Company with the highest TSR being assigned the rank of 1.  The percentile rank of the Peer Company with the TSR closest to, but greater than, the Company’s TSR and the Peer Company with the TSR closest to, but less than, the Company’s TSR will be calculated using the equation below, where N is the total number of Peer Companies, excluding the Company, and R is a Peer Company’s ranking within the comparison group, excluding the Company:

The percentile rank of the Company’s TSR against the comparison group will be calculated using the equation below, where PCPLG and TSRCPLG equal the Company’s percentile rank and TSR,

respectively; Pabove and TSRabove equal the percentile rank and TSR, respectively, for the Peer Company whose TSR ranks immediately above the Company; and Pbelow and TSRbelow equal the percentile rank and TSR, respectively, for the Peer Company whose TSR ranks immediately below the Company.

If the Company’s TSR is greater than the TSR of the Peer Company that ranked 1st within the comparison group, the Company’s TSR will be positioned at the 100th percentile.  Similarly, if the Company’s TSR is less than the TSR of the Peer Company that ranked last within the comparison group, the Company’s TSR will be positioned at the 0th percentile.

The percent of the target Tranche I PSUs that would be earned at different Relative TSR percentile rankings against the comparison group is summarized below.  The percent of the target award that is earned will be interpolated on a linear basis for percentile rankings between the benchmarks:

Relative TSR Percentile Rank	Payout as a % of Target Tranche I PSUs
≥[●] percentile	175%
[●] percentile	100%
[●] percentile	50%
<[●] percentile	0%
Notwithstanding the foregoing, if Absolute TSR (as discussed below) is negative, the maximum payout with respect to Tranche I PSUs is 100% of the target number of Tranche I PSUs.
For purposes of determining Relative TSR, the comparison group shall be constituents of SNL US Hotel REIT Index (excluding the Company):

Peer Companies
Apple Hospitality REIT	Host Hotels & Resorts
Ashford Hospitality Trust	Park Hotels & Resorts
Braemar Hotels & Resorts	Pebblebrook Hotel Trust
Chatham Lodging Trust	RLJ Lodging Trust
Chesapeake Lodging Trust	Ryman Hospitality Properties
Condor Hospitality Trust	Sotherly Hotels Inc.
DiamondRock Hospitality Co.	Summit Hotel Properties Inc.
Hersha Hospitality Trust	Sunstone Hotel Investors
Hospitality Properties Trust	Xenia Hotels & Resorts

A constituent listed above will be removed from the Relative TSR comparison group if: (i) during the applicable Performance Period, the company makes a public disclosure of its intent or agreement to enter into a merger or sale with another company; or (ii) it is not listed on a securities exchange for the entire applicable Performance Period; provided, that a company that becomes subject to a proceeding as a debtor under the U.S. Bankruptcy Code during the applicable Performance Period will be included with TSR equal to negative one hundred percent (-100%).

Exhibit A sets forth an illustration of the determination of Relative TSR and Relative TSR percentile ranking.

Tranche II PSUs. Tranche II PSUs shall become Earned PSUs based on achievement of specified Absolute TSR levels as follows:

Absolute TSR[3]	Payout (% of Target Tranche II PSUs)
≥[●]%	175%
[●]%	100%
[●]%	50%
<[●]%	0%
Absolute TSR will be calculated using the following formula:

“Start Price” means the average closing stock price over the twenty (20) trading days ending on the first day of the applicable Performance Period.  “Adjusted End Price” means the average closing stock price over the twenty (20) trading days ending on the last day of the applicable Performance Period.  Dividends are assumed to be reinvested in additional shares of the issuing entity’s stock as of the ex-dividend date.

Exhibit B sets forth an illustration of the determination of Absolute TSR.

Calculation of Number of Earned PSUs

Following the last day of the applicable Performance Period, the Committee shall calculate the payout with respect to each tranche, based on the percentages specified above.  Payout for performance between levels of a Performance Condition shall be interpolated on

[3]	As determined on an annualized basis.

a straight-line basis.  All determinations with respect to whether and to the extent to which a Performance Condition has been achieved shall be made by the Committee in its sole discretion and the applicable Performance Conditions shall not be achieved and the applicable PSUs shall not become Earned PSUs until the date that Committee certifies in writing the extent to which such Performance Conditions have been met (such date, the “Determination Date”).

Any PSUs which do not become Earned PSUs based on actual performance during the applicable Performance Period shall be forfeited as of the last day of the applicable Performance Period.
Vesting of Earned PSUs
Any PSUs that become Earned PSUs shall become vested on the Determination Date for the applicable Performance Period.
Notwithstanding the foregoing:
▪

In the event that the Participant undergoes a Termination as a result of such Participant’s death or Disability, the PSUs shall become vested assuming achievement of a 100% payout (“Target Performance”) for the applicable tranche, and settled in accordance with the Agreement within sixty (60) days following such Termination.

▪

In the event that prior to a Change in Control the Participant undergoes a Termination by the Service Recipient without Cause or by such Participant for Good Reason, subject to the Participant’s compliance during the Performance Period with any restrictive covenant by which such Participant is bound, including, without limitation, any covenant not to compete or not to solicit, in any agreement with any member of the Company Group, with respect to any PSUs for which the Performance Period has not been completed, a prorated portion of the PSUs will remain outstanding and eligible to vest based on actual performance on the last day of the Performance Period, with such proration based on the number of days the Participant was employed during the Performance Period relative to the total number of days of the Performance Period.  Any PSUs that become Earned PSUs following the Determination Date shall become vested and settled in accordance with the Agreement within sixty (60) days following the Determination Date.

▪

In the event of a Change in Control, PSUs shall be converted into time-based vesting shares of Restricted Stock (the “Converted PSUs”) determined based on the greater of (x) Target Performance and (y) actual performance on the date of the Change in Control.  If (i) a successor entity does not assume, convert, or replace the Converted PSUs in connection with the Change in Control or (ii) a successor entity does assume, convert, or replace the Converted PSUs in connection with the Change in Control and, on or within the twenty‑four (24) months following the Change in Control, the Participant undergoes a Termination by the Service Recipient without Cause or by such Participant for Good Reason, in each case, such Participant shall fully vest in such Converted PSUs.

***

COREPOINT LODGING INC.

________________________________

By: Mark M. Chloupek
Title: General Counsel

THE UNDERSIGNED PARTICIPANT ACKNOWLEDGES RECEIPT OF THIS PERFORMANCE STOCK UNIT GRANT NOTICE, THE PERFORMANCE STOCK UNIT AGREEMENT AND THE PLAN, AND, AS AN EXPRESS CONDITION TO THE GRANT OF PERFORMANCE STOCK UNITS HEREUNDER, AGREES TO BE BOUND BY THE TERMS OF THIS PERFORMANCE STOCK UNIT GRANT NOTICE, THE PERFORMANCE STOCK UNIT AGREEMENT AND THE PLAN.4

Participant

________________________________

[4]

To the extent that the Company has established, either itself or through a third-party plan administrator, the ability to accept this award electronically, such acceptance shall constitute the Participant’s signature hereto.

[Signature Page to Performance Stock Unit Award]

PERFORMANCE STOCK UNIT AGREEMENT
UNDER THE
COREPOINT LODGING INC.
2018 OMNIBUS INCENTIVE PLAN

Pursuant to the Performance Stock Unit Grant Notice (the “Grant Notice”) delivered to the Participant (as defined in the Grant Notice), and subject to the terms of this Performance Stock Unit Agreement (this “Performance Stock Unit Agreement”) and the CorePoint Lodging Inc. 2018 Omnibus Incentive Plan (the “Plan”), CorePoint Lodging Inc. (the “Company”), and the Participant agree as follows.  Capitalized terms not otherwise defined herein shall have the same meaning as set forth in the Plan.

1. Grant of Performance Stock Units.  Subject to the terms and conditions set forth herein and in the Plan, the Company hereby grants to the Participant the number of Performance Stock Units provided in the Grant Notice (with each Performance Stock Unit representing the right to receive one share of Common Stock upon the vesting of such Performance Stock Unit).  The Company may make one or more additional grants of Performance Stock Units to the Participant under this Performance Stock Unit Agreement by providing the Participant with a new Grant Notice, which may also include any terms and conditions differing from this Performance Stock Unit Agreement to the extent provided therein.  The Company reserves all rights with respect to the granting of additional Performance Stock Units hereunder and makes no implied promise to grant additional Performance Stock Units.

2. Vesting.  Subject to the conditions contained herein and in the Plan, the Performance Stock Units shall vest as provided in the Grant Notice.  With respect to any Performance Stock Unit, the period of time that such Performance Stock Unit remains subject to vesting shall be its Restricted Period.

3. Settlement of Performance Stock Units.  The provisions of Section 8(d)(ii) of the Plan are incorporated herein by reference and made a part hereof.

4. Treatment of Performance Stock Units Upon Termination.  Unless otherwise determined by the Committee, in the event of the Participant’s Termination for any reason:

(a) all vesting with respect to the Performance Stock Units shall cease (after taking into account vesting of Performance Stock Units as set forth in the Grant Notice); and

(b) the unvested Performance Stock Units shall be forfeited to the Company by the Participant for no consideration as of the date of such Termination.

5. Company; Participant.

(a) The term “Company” as used in this Performance Stock Unit Agreement with reference to employment shall include the Board, the Company and its Subsidiaries.

(b) Whenever the word “Participant” is used in any provision of this Performance Stock Unit Agreement under circumstances where the provision should logically be construed to

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apply to the executors, the administrators, or the person or persons to whom the Performance Stock Units may be transferred by will or by the laws of descent and distribution, the word “Participant” shall be deemed to include such person or persons.

6. Non-Transferability. The Performance Stock Units are not transferable by the Participant except to Permitted Transferees in accordance with Section 14(b) of the Plan.  Except as otherwise provided herein, no assignment or transfer of the Performance Stock Units, or of the rights represented thereby, whether voluntary or involuntary, by operation of law or otherwise, shall vest in the assignee or transferee any interest or right herein whatsoever, but immediately upon such assignment or transfer the Performance Stock Units shall terminate and become of no further effect.

7. Rights as Stockholder. The Participant or a Permitted Transferee of the Performance Stock Units shall have no rights as a stockholder with respect to any share of Common Stock underlying a Performance Stock Unit unless and until the Participant shall have become the holder of record or the beneficial owner of such Common Stock, and no adjustment shall be made for dividends or distributions or other rights in respect of such share of Common Stock for which the record date is prior to the date upon which the Participant shall become the holder of record or the beneficial owner thereof.

8. Dividends.  Performance Stock Units shall be entitled to be credited with dividend equivalent payments (upon the payment by the Company of dividends on shares of Common Stock), which shall accrue in cash without interest and shall be delivered in cash.  Accumulated dividend equivalents shall be payable at such time the Performance Stock Units vest as set forth in the Grant Notice.  For the avoidance of doubt, dividends accrued in respect of Performance Stock Units shall only be paid to the extent the underlying Performance Stock Unit becomes a vested Performance Stock Unit, and the extent any Performance Stock Units are forfeited and not vested, the Participant shall have no right to such dividend equivalent payments.

9. Tax Withholding.  The provisions of Section 14(d) of the Plan are incorporated herein by reference and made a part hereof.  In addition, the Committee, subject to its having considered the applicable accounting impact of any such determination, has full discretion to allow the Participant to satisfy, in whole or in part, any additional income, employment and/or other applicable taxes payable by the Participant with respect to an Award by electing to have the Company withhold from the shares of Common Stock otherwise issuable or deliverable to, or that would otherwise be retained by, the Participant upon the grant, vesting or settlement of the Award, as applicable, shares of Common Stock having an aggregate Fair Market Value that is greater than the applicable minimum required statutory withholding liability (but such withholding may in no event be in excess of the maximum statutory withholding amount(s) in the Participant’s relevant tax jurisdictions).

10. Notice.  Every notice or other communication relating to this Performance Stock Unit Agreement between the Company and the Participant shall be in writing, and shall be mailed to or delivered to the party for whom it is intended at such address as may from time to time be designated by such party in a notice mailed or delivered to the other party as herein provided; provided that, unless and until some other address be so designated, all notices or communications by the Participant to the Company shall be mailed or delivered to the Company at its principal executive office, to the attention of the Corporate Secretary, and all notices or communications by the Company to the Participant may be given to the Participant personally or may be mailed to the Participant at the Participant’s last known address, as reflected in the Company’s records.  Notwithstanding the above, all notices and communications between the Participant and any third-party plan administrator shall be mailed, delivered, transmitted or sent in accordance with the procedures established by such third-party plan administrator and communicated to the Participant from time to time.

11. No Right to Continued Service.  This Performance Stock Unit Agreement does not confer upon the Participant any right to continue as an employee, director or service provider to the Company.

12. Binding Effect.  This Performance Stock Unit Agreement shall be binding upon the heirs, executors, administrators and successors of the parties hereto.

13. Waiver and Amendments.  Except as otherwise set forth in Section 13 of the Plan, any waiver, alteration, amendment or modification of any of the terms of this Performance Stock Unit Agreement shall be valid only if made in writing and signed by the parties hereto; provided, however, that any such waiver, alteration, amendment or modification is consented to on the Company’s behalf by the Committee.  No waiver by either of the parties hereto of their rights hereunder shall be deemed to constitute a waiver with respect to any subsequent occurrences or transactions hereunder unless such waiver specifically states that it is to be construed as a continuing waiver.

14. Governing Law. This Performance Stock Unit Agreement shall be construed and interpreted in accordance with the laws of the State of Maryland, without regard to the principles of conflicts of law thereof.  Notwithstanding anything contained in this Performance Stock Unit Agreement, the Grant Notice or the Plan to the contrary, if any suit or claim is instituted by the Participant or the Company relating to this Performance Stock Unit Agreement, the Grant Notice or the Plan, the Participant hereby submits to the exclusive jurisdiction of and venue in the courts of Maryland.

15. Plan. The terms and provisions of the Plan are incorporated herein by reference.  In the event of a conflict or inconsistency between the terms and provisions of the Plan and the provisions of this Performance Stock Unit Agreement, the Plan shall govern and control.